Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned individually acknowledges and agrees that the foregoing statement on Schedule 13G is filed on behalf of such person and that subsequent amendments to this statement on Schedule 13G may be filed on behalf of such person without the necessity of filing an additional joint filing agreement.

Dated: February 13, 2023

JITSE GROEN

By: _/s/ Jitse Groen___________

Name: Jitse Groen

GRIBHOLD B.V.

By: _/s/ Jitse Groen___________

Name: Jitse Groen

Title: Authorized Signatory